                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT



                             Settlement Date                           2/28/2002
                             Determination Date                        3/12/2002
                             Distribution Date                         3/15/2002


I.      All Payments on the Contracts                                                                              2,213,570.73
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                          129,303.92
III.    Repurchased Contracts                                                                                              0.00
IV.     Investment Earnings on Collection Account                                                                        421.89
V.      Servicer Monthly Advances                                                                                     60,426.66
VI.     Distribution from the Reserve Account                                                                              0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                           22,585.88
VIII.   Transfers to the Pay-Ahead Account                                                                            (5,438.71)
IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                        (421.89)
          (b)  To Sellers with respect to the Pay-Ahead Account                                                          (29.50)

Total available amount in Collection Account                                                                      $2,420,418.98
                                                                                                          ======================




DISTRIBUTION AMOUNTS                                                Cost per $1000
---------------------------------------------                   -----------------------
1.    (a)  Class A-1 Note Interest Distribution                                                       0.00
      (b)  Class A-1 Note Principal Distribution                                                      0.00
           Aggregate Class A-1 Note Distribution                    0.00000000                                                0.00

2.    (a)  Class A-2 Note Interest Distribution                                                       0.00
      (b)  Class A-2 Note Principal Distribution                                                      0.00
           Aggregate Class A-2 Note Distribution                    0.00000000                                                0.00

3.    (a)  Class A-3 Note Interest Distribution                                                       0.00
      (b)  Class A-3 Note Principal Distribution                                                      0.00
           Aggregate Class A-3 Note Distribution                    0.00000000                                                0.00

4.    (a)  Class A-4 Note Interest Distribution                                                       0.00
      (b)  Class A-4 Note Principal Distribution                                                      0.00
           Aggregate Class A-4 Note Distribution                    0.00000000                                                0.00

5.    (a)  Class A-5 Note Interest Distribution                                                  29,473.34
      (b)  Class A-5 Note Principal Distribution                                              1,838,936.10
           Aggregate Class A-5 Note Distribution                   63.76824027                                        1,868,409.44

6.    (a)  Class A-6 Note Interest Distribution                                                 128,375.00
      (b)  Class A-6 Note Principal Distribution                                                      0.00
           Aggregate Class A-6 Note Distribution                    5.41666667                                          128,375.00

7.    (a)  Class B Note Interest Distribution                                                    59,285.00
      (b)  Class B Note Principal Distribution                                                        0.00
           Aggregate Class B Note Distribution                      5.56666667                                           59,285.00

8.    (a)  Class C Note Interest Distribution                                                    98,822.83
      (b)  Class C Note Principal Distribution                                                        0.00
           Aggregate Class C Note Distribution                      5.70833312                                           98,822.83

9.    Servicer Payment
      (a)  Servicing Fee                                                                         23,821.28
      (b)  Reimbursement of prior Monthly Advances                                               35,765.57
               Total Servicer Payment                                                                                    59,586.85

10.   Deposits to the Reserve Account                                                                                   205,939.86

Total Distribution Amount from Collection Account                                                                    $2,420,418.98
                                                                                                                 ==================

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                           100,164.64
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                 97,789.19
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                            0.00
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                 0.00
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                      197,953.83
                                                                                                           ========================

Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                          14.93
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)               14.57
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                           29.50
                                                                                                           ========================

                  INTEREST
---------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @             5.845%                                                   0.00
        (b) Class A-2 Notes    @             6.028%                                                   0.00
        (c) Class A-3 Notes    @             6.140%                                                   0.00
        (d) Class A-4 Notes    @             6.250%                                                   0.00
        (e) Class A-5 Notes    @             6.420%                                              29,473.34
        (f) Class A-6 Notes    @             6.500%                                             128,375.00
                     Aggregate Interest on Class A Notes                                                                157,848.34

        (g) Class B Notes @                  6.680%                                                                      59,285.00
        (h) Class C Notes @                  6.850%                                                                      98,822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                           0.00
        (b) Class A-2 Notes                                                                           0.00
        (c) Class A-3 Notes                                                                           0.00
        (d) Class A-4 Notes                                                                           0.00
        (e) Class A-5 Notes                                                                           0.00
        (f) Class A-6 Notes                                                                           0.00
        (g) Class B Notes                                                                             0.00
        (h) Class C Notes                                                                             0.00


3.   Total Distribution of Interest                                          Cost per $1000
                                                                         --------------------
        (a) Class A-1 Notes                                                    0.00000000             0.00
        (b) Class A-2 Notes                                                    0.00000000             0.00
        (c) Class A-3 Notes                                                    0.00000000             0.00
        (d) Class A-4 Notes                                                    0.00000000             0.00
        (e) Class A-5 Notes                                                    1.00591604        29,473.34
        (f) Class A-6 Notes                                                    5.41666667       128,375.00
                     Total Aggregate Interest on Class A Notes                                                          157,848.34

        (g) Class B Notes                                                      5.56666667                                59,285.00
        (h) Class C Notes                                                      5.70833312                                98,822.83



                 PRINCIPAL
---------------------------------------------

                                                                         No. of Contracts
                                                                         ------------------
1.   Amount of Stated Principal Collected                                                       715,233.26
2.   Amount of Principal Prepayment Collected                                      61         1,115,135.72
3.   Amount of Liquidated Contract                                                 1              8,567.12
4.   Amount of Repurchased Contract                                                0                  0.00

       Total Formula Principal Distribution Amount                                                                    1,838,936.10

5.   Principal Balance before giving effect to Principal Distribution                 Pool Factor
                                                                                      -----------
        (a) Class A-1 Notes                                                            0.0000000                              0.00
        (b) Class A-2 Notes                                                            0.0000000                              0.00
        (c) Class A-3 Notes                                                            0.0000000                              0.00
        (d) Class A-4 Notes                                                            0.0000000                              0.00
        (e) Class A-5 Notes                                                            0.1880217                      5,509,034.89
        (f) Class A-6 Notes                                                            1.0000000                     23,700,000.00
        (g) Class B Notes                                                              1.0000000                     10,650,000.00
        (h) Class C Notes                                                              1.0000000                     17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                   0.00
        (b) Class A-2 Notes                                                                                                   0.00
        (c) Class A-3 Notes                                                                                                   0.00
        (d) Class A-4 Notes                                                                                                   0.00
        (e) Class A-5 Notes                                                                                                   0.00
        (f) Class A-6 Notes                                                                                                   0.00
        (g) Class B Notes                                                                                                     0.00
        (h) Class C Notes                                                                                                     0.00


7.   Principal Distribution                                                  Cost per $1000
                                                                          ----------------------
        (a) Class A-1 Notes                                                    0.00000000                                     0.00
        (b) Class A-2 Notes                                                    0.00000000                                     0.00
        (c) Class A-3 Notes                                                    0.00000000                                     0.00
        (d) Class A-4 Notes                                                    0.00000000                                     0.00
        (e) Class A-5 Notes                                                   62.76232423                             1,838,936.10
        (f) Class A-6 Notes                                                    0.00000000                                     0.00
        (g) Class B Notes                                                      0.00000000                                     0.00
        (h) Class C Notes                                                      0.00000000                                     0.00


8.   Principal Balance after giving effect to Principal Distribution                         Pool Factor
                                                                                             -----------
        (a) Class A-1 Notes                                                                   0.0000000                       0.00
        (b) Class A-2 Notes                                                                   0.0000000                       0.00
        (c) Class A-3 Notes                                                                   0.0000000                       0.00
        (d) Class A-4 Notes                                                                   0.0000000                       0.00
        (e) Class A-5 Notes                                                                   0.1252593               3,670,098.79
        (f) Class A-6 Notes                                                                   1.0000000              23,700,000.00
        (g) Class B Notes                                                                     1.0000000              10,650,000.00
        (h) Class C Notes                                                                     1.0000000              17,312,029.25


                 POOL DATA
---------------------------------------------
                                                                                                       Aggregate
                                                                              No. of Contracts     Principal Balance
1.   Pool Stated Principal Balance as of                   2/28/2002               2,053             55,332,128.04

2.   Delinquency Information                                                                                           % Delinquent
                                                                                                                       ------------

              (a) 31-59 Days                                                         25                 596,916.24         1.079%
              (b) 60-89 Days                                                         17                 472,982.98         0.855%
              (c) 90-119 Days                                                        3                   37,460.20         0.068%
              (d) 120 Days +                                                         0                        0.00         0.000%

3.   Contracts Repossessed during the Due Period                                     0                        0.00

4.   Current Repossession Inventory                                                  2                  254,288.54

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                    1                    8,567.12
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                      129,303.92
                                                                                                 ------------------
       Total Aggregate Net Losses for the preceding Collection Period                                                  -120,736.80

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                      486,229.24

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)              536                               4,726,740.31

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                            9.090%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                              110.456


              TRIGGER ANALYSIS
---------------------------------------------

1.   (a)  Average 60+ Delinquency Percentage                      1.490%
     (b)  Delinquency Percentage Trigger in effect ?                                       NO

2.   (a)  Average Net Loss Ratio                                  0.015%
     (b)  Net Loss Ratio Trigger in effect ?                                               NO
     (c)  Net Loss Ratio (using ending Pool Balance)              0.033%

3.   (a)  Servicer Replacement Percentage                         -0.174%
     (b)  Servicer Replacement Trigger in effect ?                                         NO


               MISCELLANEOUS
---------------------------------------------

1.   Monthly Servicing Fees                                                                                              23,821.28

2.   Servicer Advances                                                                                                   60,426.66

3.   (a)  Opening Balance of the Reserve Account                                                                      5,310,088.79
     (b)  Deposits to the Reserve Account                                                       205,939.86
     (c)  Investment Earnings in the Reserve Account                                              7,165.77
     (d)  Distribution from the Reserve Account                                                (197,953.83)
     (e)  Ending Balance of the Reserve Account                                                                       5,325,240.59

4.   Specified Reserve Account Balance                                                                                5,325,240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                       28,927.48
     (b)  Deposits to the Pay-Ahead Account from the Collection Account                           5,438.71
     (c)  Investment Earnings in the Pay-Ahead Account                                               29.50
     (d)  Transfers from the Pay-Ahead Account to the Collection Account                        (22,585.88)
     (e)  Ending Balance in the Pay-Ahead Account                                                                        11,809.81
